H.C.WAINWRIGHT&CO.

July 10, 2021

STRICTLY CONFIDENTIAL

CurrencyWorks Inc.
561 Indiana Court
Los Angeles, CA 90291

Attn: James P. Geiskopf, Lead Director

Dear Mr. Geiskopf:

Reference is made to the engagement letter (the "Engagement Letter"), dated as of June 15, 2021, by and between CurrencyWorks Inc. (the "Company") and H.C. Wainwright & Co., LLC ("Wainwright"), pursuant to which Wainwright shall serve as the exclusive agent, advisor or underwriter in any offering of securities of the Company during the "Term" (as defined in the Engagement Letter). Defined terms used herein but not defined herein shall have the meanings given to such terms in the Engagement Letter.

The Company and Wainwright hereby agree to amend and restate the first sentence of Paragraph B of the Engagement Letter as follows:

"B. **Term and Termination of Engagement; Exclusivity.** The term of Wainwright's exclusive engagement will begin on the date hereof and end on the earlier of (i) the consummation of the second Offering hereunder and (ii) twelve (12) months following the date hereof (the "Term").

Except as expressly set forth above, all of the terms and conditions of the Engagement Letter shall continue in full force and effect after the execution of this agreement and shall not be in any way changed, modified or superseded except as set forth herein.

This agreement may be executed in two or more counterparts and by facsimile or ".pdf" signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this agreement is executed as of the date first set forth above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By: /s/ Mark W. Viklund

Name: Mark W. Viklund
Title: Chief Executive Officer

Accepted and Agreed:

CURRENCYWORKS INC.

By: /s/ James P. Geiskopf

Name: James P.
Title: Lead